CONFIRMING STATEMENT

 This Statement confirms that the undersigned, Mary Patricia Oliver, has authorized and designated James O. Miller, Chairman of the Board and Chief
Executive Officer; Dennis G. Shaffer, President; or Richard J. Dutton, Executive
Vice President; to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Civista Bancshares,
Inc.  The authority of the Officers under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Civista
Bancshares, Inc., unless earlier revoked in writing.  The undersigned acknowledges that the Officers are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

Date:  August 28, 2017    /s/Mary Patricia Oliver
       Signature